EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-147540, No. 333-165888 and No. 333-167624 and on Form S-3 No. 333-206232 of MSCI Inc. of our report dated February 26, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

New York, New York

February 26, 2016